UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under Rule 14a-12

                           INTRAOP MEDICAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)    Proposed maximum aggregate value of transaction:

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(5)    Total fee paid: ___________________

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[ ]    Fee paid previously with preliminary materials:

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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:

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(2)    Form, Schedule or Registration Statement No.:

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(3)    Filing Party:

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(4)    Date Filed:

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                           INTRAOP MEDICAL CORPORATION
                               570 Del Rey Avenue
                           Sunnyvale, California 94085

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The annual meeting of stockholders of IntraOp Medical Corporation, a Nevada corporation, will be held at our offices at 570 Del Rey Avenue, Sunnyvale California 94085, at 2:00 p.m. (local time) on April 23, 2008, for the following purposes:

         Proposal 1: To elect seven (7) members of the Board of Directors for terms expiring at the 2009 Annual Meeting of Stockholders;

         Proposal 2: To approve an amendment of the Articles of Incorporation to authorize a one-for-twenty reverse stock split and reduce the authorized number of shares of common stock from 500 million to 100 million;

         Proposal 3: To approve an amendment of the 2005 Equity Incentive Plan to authorize the issuance of an additional 20 million shares (prior to the reverse stock split) under the Plan;

         Proposal 4: To ratify the selection of PMB Helin Donovan, LLP as the auditors of our financial statements for the fiscal year ending September 30, 2008;

and to transact such other business as may properly come before the annual meeting or any adjournments thereof.

         The close of business on March 7, 2008, has been fixed as the date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

         A proxy statement and proxy are enclosed. All stockholders are cordially invited to attend the annual meeting in person. To assure your representation at the annual meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if such stockholder has returned a proxy.

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

         Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided for your convenience. You may revoke this proxy at any time prior to the annual meeting and, if you attend the annual meeting, you may vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/ Howard Solovei
                                       ------------------
                                       Howard Solovei, Secretary
                                       IntraOp Medical Corporation

Dated: March 31, 2008


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                           INTRAOP MEDICAL CORPORATION
                               570 Del Rey Avenue
                           Sunnyvale, California 94085

                                 PROXY STATEMENT
                                     for the
                         Annual Meeting of Stockholders
                          To be Held on April 23, 2008
                   ------------------------------------------

                               GENERAL INFORMATION
                       ABOUT THE ANNUAL MEETING AND VOTING

         This proxy statement contains information about IntraOp Medical Corporation's annual meeting of stockholders to be held on April 23, 2008, or at any adjournments thereof, for the purposes set forth herein and in the foregoing notice. This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting and are being mailed to our stockholders on or about March 31, 2008.

Who can vote at the annual meeting?

         The close of business on March 7, 2008, is the record date fixed by our Board of Directors for determining those stockholders entitled to vote at the annual meeting. Outstanding shares entitled to vote on the record date consisted of 367,402,984 shares of common stock.

How many votes do I have?

         Each stockholder of record at the close of business on the March 7, 2008 is entitled to one vote for each share then held on each matter submitted to a vote of the stockholders at the annual meeting.

What constitutes a quorum?

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares entitled to vote represented in person or by proxy at the annual meeting. Under applicable Nevada state law, if a quorum exists, action on a matter other than the election of directors is approved if a majority of shares voting at the annual meeting in person or by proxy vote in favor of the proposed action.

         IntraOp's bylaws provide that, in the event that a quorum does not exist at a stockholder meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

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What vote is required for each proposal?

         Proposal 1: Election of Directors. The seven nominees for director who receive the most votes cast by holders of our common stock at the annual meeting will be elected.

         Proposal 2: Approval of an amendment to the Articles of Incorporation to authorize a one-for-twenty reverse stock split and reduce the authorized number of shares of common stock from 500 million to 100 million. The affirmative vote of a majority of the common stock outstanding and entitled to vote on this matter is required to approve the amendment to our Articles of Incorporation.

         Proposal 3: Approval of an amendment of the 2005 Equity Incentive Plan. The affirmative vote of a majority of the votes cast on this proposal at the annual meeting is required to approve an amendment of the 2005 Equity Incentive Plan (the "Plan") to authorize the issuance of an additional 20 million shares (prior to the reverse stock split) under the Plan.

         Proposal 4: Ratification of the selection of Independent Registered Public Accounting Firm. Current law does not require stockholder ratification of the selection of PMB Helin Donovan, LLP as our independent registered public accounting firm. However, we are submitting the selection of PMB Helin Donovan, LLP to you for ratification as a matter of good corporate practice. If you fail to ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain PMB Helin Donovan, LLP. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent registered public accounting firms at any time during the year if we determine that such a change would be in the best interests of IntraOp and its stockholders.

         Voting Shares Held by Brokers, Banks and Other Nominees. If you hold your shares in a broker, bank or other nominee account, you are a "beneficial owner" of our common stock. To vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the "nominee holder" of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee's name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holders.

         Effect of an Abstention and Broker Non-Votes. A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. If a broker indicates on the enclosed proxy card or its substitute that it does not have discretionary authority to vote on a particular matter as to certain shares ("broker non-votes"), those shares will be considered as represented for purposes of determining a quorum, but will not be considered as entitled to vote with respect to that matter. Under applicable rules, brokers will not have discretionary authority with respect to Proposal No. 2, involving the proposed adoption of an amendment to our Articles of Incorporation and Proposal No. 3, involving the proposed adoption of an amendment to the Plan.

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What are the recommendations of the Board of Directors?

         The Board of Directors of IntraOp has unanimously approved all of the proposals we are submitting to you:

         --       Election of the named nominees for director;

         --       Amendment of our Articles of Incorporation;

         --       Amendment of the 2005 Equity Incentive Plan; and

         -- Ratification of the selection of PMB Helin Donovan, LLP as our independent registered public accounting firm.

The Board of Directors recommends a vote "FOR" the nominees for director, "FOR" the amendment of the Articles of Incorporation; "FOR" the amendment of the 2005 Equity Incentive Plan and, "FOR" ratification of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2008.

How do I vote by proxy?

         A form of proxy is enclosed for your use at the annual meeting. Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to vote at the annual meeting. When such proxy is properly executed and returned, the shares it represents will be voted at the annual meeting, in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation, and not revoked prior to exercise, will be voted for the election of the nominees for directors named herein, unless authority to vote is withheld, and in favor of all other proposals stated in the notice of annual meeting and described in this proxy statement.

May I change my vote after I return the proxy card?

         The grant of a proxy does not preclude a stockholder from voting in person at the annual meeting. If you are the record holder of your shares, you may revoke a proxy at any time prior to its exercise by: (i) filing with the IntraOp secretary a duly executed revocation of proxy; (ii) submitting a duly executed proxy to the IntraOp secretary bearing a later date, prior to the stockholder meeting; or (iii) appearing at the annual meeting and voting in person; however, attendance at the annual meeting will not in and of itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions that you receive from your broker to change your instructions.

May I vote in person?

         Yes. If you are a registered holder of IntraOp shares, meaning that your shares are not held in "street name" through a broker or bank, you may attend the annual meeting of stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in "street name," you must get a proxy from your broker or bank to attend the annual meeting and vote.

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Do I need to attend the annual meeting in person?

         No. You do not have to attend the annual meeting to vote your shares of common stock. If you mail your completed, dated and signed proxy card in the enclosed return envelope, your shares will be voted at the annual meeting of stockholders without you attending the annual meeting in person.

Who will pay the costs of solicitation of proxies?

         The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost of such solicitation will be borne by us. In addition, IntraOp's directors and officers and employees may, without additional compensation, solicit proxies for stockholders by mail, telephone, facsimile, or in person. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Will there be any other matters considered at the annual meeting?

         The annual meeting is called for the specific purposes set forth in the notice of annual meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the annual meeting. At the date of this proxy statement the only matters which management intends to present, or is informed or expects that others will present for action at the annual meeting, are those matters specifically referred to in such notice. As to any matters which may come before the annual meeting other than those specified above, the proxy holder will be entitled to exercise discretionary authority.

What happens if I do not vote?

         If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting.

Who can help answer my questions?

         If you would like additional copies, without charge, of this proxy statement or if you may have questions, including the procedures for voting your shares, you should contact:

         IntraOp Medical Corporation
         570 Del Rey Avenue
         Sunnyvale, California  94085
         Attention: Howard Solovei
         Telephone No.: (408) 636-1020 x 106

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What information about IntraOp will be provided to me in connection with the annual meeting?

         Our annual report to stockholders for the fiscal year ended September 30, 2007 is enclosed with this proxy statement.



                  (Remainder of page intentionally left blank)



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                             DISCUSSION OF PROPOSALS

                                   PROPOSAL 1:
                                   -----------

                              ELECTION OF DIRECTORS

Nominees for election to the Board of Directors

         Our Bylaws provide that the number of directors of IntraOp shall be determined by resolution of the Board of Directors but in no event shall be less than one. The number of directors is currently set at seven.

         The Board of Directors recommends the election as directors the nominees listed below, to hold office until the next annual meeting of stockholders, or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each nominee for election is currently a member of our Board of Directors and has agreed to serve if elected. We have no reason to believe that any of the nominees will be unavailable to serve. The person named as "Proxy" in the enclosed form of proxy statement will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the Annual Meeting of Stockholders the nominee named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

         Each of the nominees listed below is currently a director of IntraOp who was previously elected by the stockholders. It is our policy to encourage nominees for directors to attend the Annual Meeting.

         Lacuna Hedge Fund, LLLP ("Lacuna") has the right to nominate four designees for election to our Board of Directors so long as Lacuna and certain other investors and their respective affiliates continue to beneficially own on a collective basis at least 50% of the number of shares of common stock and shares of common stock underlying the warrants acquired by them pursuant to a sale of common stock in August and October, 2007. Lacuna has nominated Messrs. Janssen, Koonsman, Powers, and Ralls for election to our Board of Directors.

         A stockholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of IntraOp.

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         The following table sets forth certain information as of February 29,
2008 concerning our directors and director nominees:

                                              Current Position(s)
         Name                           Age      With IntraOp     Director Since
         ----                           ---      ------------     --------------

         Oliver Janssen (2),(3)         44    Chairman and        August 2007
                                              Director

         John Powers (3)                46    Chief Executive     August 2007
                                              Officer and
                                              Director

         Michael Friebe, Ph.D. (2),(3)  43    Director            March 2004

         Keith Jacobsen (1)             63    Director            June 2005

         Stephen L. Kessler (1)         64    Director            December 2005

         Greg Koonsman                  43    Director            August 2007

         Rawleigh Ralls (1),(2)         45    Director            August 2007

         (1)      Member of the Audit Committee
         (2)      Member of the Compensation Committee
         (3)      Member of the Nominating and Governance Committee

         Oliver Janssen has served as Chairman and a director since August 2007. Mr. Janssen has been a Managing Director of Hultquist Capital LLC, a San Francisco strategic and financial advisory services company, since its founding in 1995. Prior to 1995, he was a Vice President with Bridgemere Capital, Inc., a San Francisco financial advisory services firm. He has advised numerous technology and growth companies on strategic alternatives for financing growth. In addition, Mr. Janssen was on the Board of Directors of Noah Precision Holdings, Inc., a maker of thermoelectric temperature control systems, during its acquisition by Advanced Energy Industries, Inc. Mr. Janssen received a Master's Degree in International Management from the Thunderbird School of Global Management in Phoenix, Arizona, and a B.A. degree in English from Kenyon College.

         John P. Powers has served as Chief Executive Officer and a director since August 2007. Prior to joining IntraOp, from February 2007 to August 2007, Mr. Powers served as President of John P. Powers & Associates, a professional services company focused on product placement and positioning, contract negotiations, consultation, and training for sales and program management. As the former Chief Executive Officer of VelociTel, Inc., from March 2002 to August 2005, and most recently Vice President and General Manager of metroPCS, Los Angeles from August 2005 to February 2007, Mr. Powers has led wireless expansion for the past 22 years. He began his career in wireless at Motorola in May 1994, as the cellular technology began its breakthrough and where he held the position of Senior Director of Operations and Worldwide Ancillary Service before joining Crown Castle International in January 1999, as Vice President of Business Development and Marketing. Mr. Powers has a B.S. degree in marketing from the University of Illinois in Champaign-Urbana.

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         Michael Friebe has served as a director since March 2004. Dr. Friebe has been Chief Executive Officer and President of Tomovation GmbH since February 2003. Tomovation is a German company that owns and operates imaging centers in Germany and makes investments in early stage European medical technology companies. Prior to forming Tomovation, Dr. Friebe was the President of UMS-Neuromed beginning in April 2001 and a founder of Neuromed AG in November 1993. These companies operated mobile MRI, CT and PET imaging systems in a number of European Countries. Dr. Friebe received B.S. and M.S.E.E. degrees in electrical engineering from the University of Stuttgart in Germany, and a Ph.D. degree in medical engineering from the University of Witten in Germany. He also holds a masters degree in management from Golden Gate University, San Francisco. He is a member of several professional engineering and medical societies.

         Keith Jacobsen has served as a director since June 2005. Prior to his retirement in 1999, Mr. Jacobsen accumulated over 30 years senior executive experience in the transportation industry, including: CEO and CFO of Nedlloyd Holdings USA, CFO of Nedlloyd Lines USA, CFO of Associated Freight Lines, and executive positions at American President Companies. He has served as Treasurer of the City of Orinda and was a highly decorated First Lieutenant in the U.S. Army. He holds B.S. and M.B.A. degrees from the University of California, Berkeley.

         Stephen L. Kessler has served as a director since December 2005. Mr. Kessler served most recently as Chief Financial Officer for the Metropolitan Transportation Authority, or MTA, of New York, the largest regional transit provider in the Western Hemisphere, from April 2004 through July 2005. At the MTA, Mr. Kessler led the development of a three year balanced budget, instituted new financial planning models to address projected structural deficits, and initiated a shared services program to reduce duplicative administrative expenses. Prior to the MTA, Mr. Kessler served as a management consultant through the Financial Executives Consulting Group, LLC, in Connecticut, from November 2001 through March 2004. Previously, Mr. Kessler served as CFO for Versaware Inc. and EverAd Inc., two high growth start-up companies that introduced electronic publishing and digital content technologies to the Internet, from July 1999 through August 2001. Prior to these assignments, Mr. Kessler served as Senior Vice President, Finance and Administration for the McGraw-Hill Companies' Construction Information Group, from February 1995 through July 1999. Before McGraw-Hill, Mr. Kessler held Chief Financial Officer and other senior management positions at Prodigy Services Company (a joint venture of IBM and Sears), Georgia Pacific Corporation, PepsiCo, and Westinghouse Electric Corporation, from 1967 through 1995. Mr. Kessler received an M.B.A. degree in finance from the University of Chicago Graduate School of Business in 1967 and a B.S. degree in industrial management from Carnegie Mellon.

         Greg Koonsman has served as a director since August 2007. Mr. Koonsman is co-founder and senior partner in VMG Health. VMG Health is a valuation and financial advisory firm that specializes exclusively in the healthcare services sector. VMG was founded in 1995 and has offices in Dallas, Texas, and Nashville, Tennessee. From August 1995 to September 2006, Mr. Koonsman was also co-founder and director in Practice Performance, Inc., a business outsourcing provider to surgical specialists. Practice Performance, Inc was merged with MedSynergies, Inc. in September of 2006. Prior to founding VMG Health, Mr. Koonsman began his health care financial advisory career with Ernst & Young. Mr. Koonsman worked for Bell Helicopter/Textron from 1987 to 1990 as an engineer on the V-22 Tilt Rotor program. Mr. Koonsman received an MBA from The University of Dallas in 1990 and a B.S. in Aerospace Engineering from Texas A&M University in 1986. Mr. Koonsman is a Chartered Financial Analyst, a member of the American Society of Appraisers, and the Federated Ambulatory Surgery Association. He speaks frequently on the subject of healthcare business valuation and was a co-author of "Financial Valuation, Applications and Models" published by Wiley.

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

         Rawleigh Ralls has served as a director since August 2007. For the past 15+ years, Mr. Ralls has been an active investor in both the private and public markets. After receiving an MBA from Southern Methodist University, he spent eight years with Goldman Sachs' Private Client Services group in Dallas. Mr. Ralls then co-founded Precept Capital Management in 1998 with two partners. Precept grew quickly to over $300 million in managed assets by the time he sold his stake in September 2000. Since that time, Mr. Ralls has held several board positions including: Netidentity.com, an email and web hosting firm where he served as Chairman from 1999 until June 2006; @Last Software, as a director from 1999 until March 2006; Knowledge Factor Inc., as a director from June 2006 until present; Savoya, LLC, as a director from November 2003 to present; and Concept3d from October 2006 until present. In October 2006, Mr. Ralls co-founded a new Boulder-based investment management company with several partners, and serves as a managing director. This firm, Lacuna LLC, invests in and assists the development of promising early-stageenterprises in both the private and public markets. Mr. Ralls's received an undergraduate degree in chemical engineering from the University of Arkansas in 1984, and his early work experience included jobs with AT&T, Exxon and GE.

Family Relationship Among the Current Directors and Executive Officers

         No family relationships exist among our directors or executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR

                                   PROPOSAL 2:
                                   -----------

    AMENDMENT TO INTRAOP'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-TWENTY REVERSE STOCK SPLIT AND TO REDUCE THE AUTHORIZED
        NUMBER OF SHARES OF COMMON STOCK FROM 500 MILLION TO 100 MILLION

With the exception of the anticipated post-reverse stock split share numbers and stock prices set forth in this Proposal 2, numbers set forth in this proxy statement do not reflect the effect of the proposed reverse stock split.

Background

                  Subject to stockholder approval, our Board has approved an amendment to our Amended and Restated Articles of Incorporation in the form set forth as Appendix A to this Proxy Statement that would effect a one-for-twenty reverse stock split of our common stock. The reverse stock split would not have any economic effect on IntraOp's stockholders, debt holders or holders of options, restricted stock or restricted stock units, except to the extent the reverse stock split would result in fractional shares, as discussed further below.

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

                  The Board of Directors will have the authority to determine the exact timing of the effective date of the reverse stock split, without further stockholder approval. Such timing will be determined in the judgment of the Board of Directors. The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse stock split, if, at any time prior to filing the amendment of the amendment to the articles of incorporation with the Secretary of State of the State of Nevada, the Board of Directors, in its sole discretion, determines that the reverse stock split is no longer in the best interests of IntraOp and its stockholders.

                  Our common stock is traded on The OTC Bulletin Board. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than national securities exchanges, such as the NASDAQ Stock Market, or NASDAQ. We would like to have the flexibility to consider listing our common stock on NASDAQ or on another national stock exchange, but we do not currently meet the listing requirements for NASDAQ or any other national stock exchange. In order to list our common stock on The NASDAQ Capital Market, we would be required to have a minimum bid price of $4.00 per share. As of the record date for the annual meeting, the closing price of our common stock, as listed on the OTC Bulletin Board, was $0.11 per share. Additionally, the Board of Directors believes that the current number of outstanding shares of our common stock is undesirable and that the current market value per share of our common stock has reduced the effective marketability of the shares of our common stock because institutional investors and investment funds are generally reluctant to invest in lower priced stocks and many brokerage firms are generally reluctant to recommend lower priced stocks to their clients.

                  The reverse stock split may not have any of the desired consequences described above. Specifically, we cannot assure you that: (i) after the reverse stock split the market price of our common stock will increase proportionately to reflect the ratio for the reverse stock split; (ii) the market price of our common stock will not decrease to its pre-split level; (iii) our market capitalization will be equal to the market capitalization before the reverse stock split or (iv) we will be able to achieve listing of our common stock on NASDAQ or a national stock exchange. The market price of our common stock may be based on other factors that are unrelated to the number of shares outstanding, including our future performance.

                  The liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the reverse stock split. Although our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that is attractive to investors. Further, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our common stock.

Effects of the Reverse Stock Split

                  After the effective date of the proposed reverse stock split, each common stockholder will own a reduced number of shares of our common stock. Without taking into account fractional shares that will be paid in cash as described below, based on the number of shares of common stock outstanding as of the record date, there will be approximately 18,370,149 shares of common stock issued and outstanding as of the effective date.

                  The proposed reverse stock split will reduce the number of shares of common stock issuable upon exercise outstanding stock options under our 2005 Equity Incentive Plan in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The proposed reverse stock split would have a similar effect upon our outstanding warrants.

                  The proposed reverse stock split will affect all of our common stockholders uniformly and will not affect any common stockholder's percentage ownership interest in us, except to the extent that the reverse stock split results in any of our common stockholders owning a fractional share as described below. The voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

                  Although we believe that a reverse stock split may be in the best interests of IntraOp and our stockholders, once implemented, the reverse stock split may result in some stockholders owning "odd-lots" of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

                  As discussed above, after giving effect to the reverse stock split, the per-share market price of our common stock will likely increase, and the public float of shares of our common stock will decrease. If the per-share market price of our common stock increases sufficiently, we anticipate that we may be able to satisfy the minimum trading price requirement established by the NASDAQ Capital Market.

                  The increased per-share market price of our common stock may also increase the attractiveness of our common stock to prospective investors and the financial community. Since our common stock does not trade on NASDAQ or on any other national stock exchange and since the trading price of our common stock has continued to be less than $5.00 per share, trading in our common stock is subject to certain rules under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which may further affect the liquidity of our common stock. If the per-share market price of our common stock increases sufficiently following the reverse stock split, broker-dealers may no longer be required to make the additional disclosures associated with "penny stocks."

                  Additionally, the current market value per share of our common stock may not appeal to brokerage firms that are generally reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stocks. Some of those policies and practices pertain to the payment of broker commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. Therefore, the increased per-share market price of our common stock that is expected to result from the reverse stock split may increase the attractiveness of our common stock to such brokerage firms and investors.

                  Currently, we are authorized to issue up to 500 million shares of common stock. As of March 7, 2007, there were issued and outstanding 367,402,984 shares of our common stock, and we may be obligated to issue up to an additional 43,404,760 shares of our common stock to the holders of outstanding warrants and stock options. Immediately after the reverse stock split, there will be approximately 18,370,149 shares of common stock issued and outstanding and 2,170,238 shares of common stock reserved for issuance upon the exercise of outstanding warrants and stock options, and the number of authorized shares of common stock will be reduced from 500 million to 100 million.

                  Our Board of Directors will have the ability to issue authorized and unissued shares of our common stock to other persons without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Articles of Incorporation or Restated Bylaws.

                  Other than shares reserved for issuance upon exercise of outstanding stock options and warrants and shares that may be reserved in the future upon grants of stock options in accordance with our 2005 Equity Incentive Plan, we have no plans at the present time to issue additional shares of our common stock. Nevertheless, our Board of Directors may, from time to time, deem it to be in the best interests of IntraOp and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of IntraOp common stock or obtain control of IntraOp.

Certain Risks Associated with the Reverse Stock Split

                  There can be no assurance that the market value per share of our common stock after the reverse stock split will increase and/or remain higher than the current market value per share of our common stock at any time or for any period of time after the reverse stock split or that our total market capitalization after the reverse stock split will be equal to or greater than our total market capitalization before the reverse stock split.

                  There can be no assurance that the market value per share of our common stock after the reverse stock split will be twenty (20) times higher than the market value per share of our common stock immediately prior to the reverse stock split, increase at all, or remain constant in proportion to the reduction in the number of outstanding shares of our common stock immediately prior to the reverse stock split or any increase in the market per share of our common stock after the reverse stock split. Accordingly, our total market capitalization after the reverse stock split could be lower than our total market capitalization before the reverse stock split and, in the future, the market value per share of our common stock after the reverse stock split may not exceed and/or remain higher than the current market value per share of our common stock immediately prior to the reverse stock split. In many cases, the total market capitalization of a company immediately after a reverse stock split is lower than the total market capitalization immediately prior to the reverse stock split.

                  If the reverse stock split is implemented, the resulting per-share price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of these investors, and consequently, the trading liquidity of our common stock may not improve.

                  While we believe that a higher stock price may help generate investor interest in our common stock, the reverse stock split may not result in a stock price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the split. If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the split. The market price of our common stock is also based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

                  The reverse stock split may result in some stockholders owning "odd lots" that may be more difficult to sell or require greater transaction costs per share to sell.

                  The reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in "board lots" of even multiples of 100 shares.

Implementation of the Reverse Stock Split

                  If the amendment is approved by our stockholders, and if the Board of Directors still believes that the reverse stock split is in the best interests of IntraOp and its stockholders, we will file the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada at such time as the Board has determined the appropriate effective time for such split. The reverse stock split will become effective on the date of filing the amendment, at the rate of one (1) new share for every twenty (20) existing shares of common stock. Beginning on the effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

                  As soon as practicable after the effective date, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for the reverse stock split for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by IntraOp or its transfer agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Payment for Fractional Shares

                  We will not issue any fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio will instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our common stock on the four (4) trading days immediately before the effective date of the reverse stock split.

                  Holders of as many as nineteen shares of our common stock would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the reverse stock split.

No Dissenters' Rights

                  Under the Nevada General Corporation Law, our stockholders are not entitled to dissenters' rights with respect to the reverse stock split.

U.S. Federal Income Tax Consequences

                  The following is a summary of important U.S. federal tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation.

                  This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. We have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split.

                  ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

                  The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO AUTHORIZE A ONE-FOR-TWENTY REVERSE STOCK SPLIT AND TO REDUCE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 500 MILLION TO 100 MILLION

                                   PROPOSAL 3:
                                   -----------

           APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN
                  TO AUTHORIZE AN ADDITIONAL 20 MILLION SHARES
         (PRIOR TO THE REVERSE STOCK SPLIT) FOR ISSUANCE UNDER THE PLAN

Description of the Proposal

         You are being asked to vote on a proposal to approve an amendment of our 2005 Equity Incentive Plan (the "Plan"). Subject to stockholder approval, our Board of Directors approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan by 20 million shares (prior to giving effect to the reverse stock split), effective as of November 19, 2007.

         The purpose of the Plan is to attract, motivate and retain highly qualified employees and members of our Board of Directors. We issue options to provide our employees and directors an opportunity to acquire or increase their ownership stake in us, creating a stronger incentive to expend maximum effort for our growth and success and encouraging our employees and directors to continue their service with us. Our Board of Directors believes that stock-based incentives will continue to play a vital role in our success.

         As of February 29, 2008, there were outstanding options to purchase a total of 27,068,327 shares of common stock under the Plan. As our business continues to develop, we will need the flexibility to provide grants to key employees to provide incentives for them to manage expanded levels of operations and achieve our growth targets.

         We believe that in a business that is as heavily human-capital intensive as ours, options and other types of stock awards are an important factor in hiring and retaining talented personnel. While we recognize the possible dilutive effect to our stockholders, we believe, on balance, the incentive that is provided by the opportunity to participate in our growth and earnings through the granting of awards to acquire our common stock is important to our success and, accordingly, will benefit us and our stockholders. We believe it is in the best interests of our stockholders to approve these amendments to, and the restatement of, the Plan.

Principal Provisions of the 2005 Equity Incentive Plan

         The following summary of the Plan, as amended and proposed for stockholder approval, is not a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the full text of the proposed amended Plan that is attached hereto as Appendix B.

         Administration. Our Board of Directors, or a committee designated by the Board of Directors, administers our Plan. The Board, or its delegates, determines who will be granted awards, the date of grants of awards and the terms and provisions of each award (which need not be identical).

         Eligibility. Our employees, non-employee directors and consultants are eligible to receive awards under the Plan, a total of approximately 36 people.

         Securities Subject to Plan. As of February 29, 2008, a total of 18,366,377 shares of common stock, including the proposed increase of 20 million shares, remain available for future options grants under the Plan. If the amendment to the Plan is approved by the stockholders, the number of shares of common stock available for future awards will be increased by 20 million shares, with a total of 45,659,664 shares ultimately reserved in total under the Plan (including options and shares already issued under the Plan). As of February 29, 2008, there were outstanding options to purchase 26,993,327 shares of our common stock under the Plan.

         Should an option under the Plan expire or terminate for any reason prior to exercise in full, the shares subject to the unexercised portion of the option will be available for subsequent awards under the Plan.

         Option Grants: Price and Exercisability. The Plan authorizes the Board to grant options that are incentive stock options or nonstatutory stock options. Incentive stock options may be granted only to employees of IntraOp. Nonstatutory stock options may be granted to employees, non-employee directors and consultants of IntraOp. The option exercise price of each option granted under the Plan may not be less than 100% of the fair market value of the common stock on the grant date, as determined by the Board of Directors or a Committee of the Board. As of March 7, 2008 the last reported sale price for our common stock on the OTC Bulletin Board was $0.11 per share.

         For purposes of establishing the exercise price and for all other valuation purposes under the Plan, the fair market value of a share of common stock on any relevant date will be the fair value of the common stock as determined by the Board of Directors in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

         Options granted under the Plan may be exercised in whole or in part and the purchase price may be paid in cash, other shares of our common stock or through a net exercise.

         No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. During the optionee's lifetime, the option may be exercised only by the optionee and options are not assignable or transferable other than by will or the laws of descent and distribution.

         Options granted under the Plan must be exercised within a period fixed by the Board, which period shall be not more than ten years from the date of grant. Options may expire before the end of the option period if the optionee's service with us ceases for any reason, including death, disability, retirement or termination.

         The Board shall determine the vesting schedule for options and shall set forth such vesting schedule in the award agreement. Vesting may be based on any of the following: (i) continuous employment with IntraOp, (ii) performance, or (iii) any combination of (i) and (ii).

         Termination of Service. Any option held by the optionee upon termination of service will cease to be exercisable 90 days following termination of service, if the cause of termination is anything other than death or disability. Each such option will normally be exercisable only as to shares of common stock in which the optionee is vested at the time of termination. In the case of death or disability, any option held by the optionee upon termination of service will be exercisable until the expiration of the option period, in the case of death, and one year from the date of termination in the case of disability, and all such options shall be exercisable to the extent vested at the time of death or disability.

         Reorganization or Liquidation of IntraOp. In the event of the liquidation or dissolution of IntraOp, any unexercised options then outstanding shall be deemed canceled as of the effective date of such event.

         Amendment and Termination of Plan. No awards may be granted under the Plan after December 6, 2015 and the Plan shall terminate when all options under the plan are no longer outstanding. The Board of Directors may, at any time, amend or discontinue the Plan, and the Board may amend or cancel any option for any lawful purpose, but no action can adversely affect rights under any outstanding award without the recipient's consent. Except for adjustments upon changes in capitalization, stock split or dividend, merger or similar event, the Plan prohibits us from increasing the maximum number of shares available under the Plan, materially modifying the requirements as to eligibility to participate in the Plan or materially increase benefits accruing to option holders under the Plan without stockholder approval, to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Internal Revenue Code, Securities Exchange Act Rule 16b-3 or securities exchange listing requirements.

         Adjustments and Corporate Transactions. If any change of common stock occurs (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting common stock), we will make appropriate adjustments in the number and kind of shares covered by each outstanding option or other award granted under the Plan, the maximum number of shares reserved for issuance under the Plan and the exercise price per share in respect of each outstanding option or other award to prevent dilution or enlargement of benefits thereunder.

Summary of Federal Income Tax Consequences of Awards Granted Under the Plan

         The following is only a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the recipient and IntraOp with respect to the awards under the Plan. The discussion is general in nature and is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant's death or the income taxes of any city, state or foreign country in which the participant may reside.

         Options granted under the Plan may be incentive stock options or non-statutory options.

         Incentive Stock Options. Under current tax rules, an optionee will not be subject to the regular income tax when an incentive stock option ("ISO") is issued or when the ISO is exercised. However, the spread between the value of the stock and the option exercise price will be included in the calculation for determining whether the alternative minimum tax applies to the optionee. The optionee may be subject to the regular income tax when he or she sells or otherwise disposes of the shares issued upon exercise of the ISO. If the optionee satisfies the ISO holding periods, the difference between the exercise price of the option and the sale price of the shares issued upon exercise of the option will be treated as long-term capital gain or loss. To qualify for preferential tax treatment, the shares purchased in an ISO exercise must be held at least one (1) year from the date of the option exercise and two (2) years from the date of option grant. If the optionee transfers shares issued upon exercise of an ISO prior to satisfying both of the holding periods, the optionee will have a "disqualifying disposition," and the shares the optionee sells will be disqualified from preferential tax treatment. If the optionee makes a disqualifying disposition by selling shares resulting from an ISO exercise prior to the expiration of the applicable holding periods, the optionee will pay ordinary income tax on the lesser of: (i) the difference between the exercise price of the ISO and the fair market value of the shares on the date of exercise, or (ii) the difference between the fair market value of the shares on the date of the disqualifying disposition and the exercise price. This amount will be added to the optionee's total wages, but IntraOp will not withhold taxes on this additional income. The optionee will also have capital gain income if the sale price of the shares sold in a disqualifying disposition is greater than the fair market value on the exercise date.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         We may be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Accounting Treatment

         Beginning January 1, 2006, we adopted Statement of Financial Accounting Standard 123(R), which requires "fair-value" accounting for all share-based payments, including employee stock options that are granted with an exercise price equal to the fair market value of the option shares on the grant date. Under this new standard, we are required to record on our balance sheet the fair market value of all employee stock option awards on the date of grant, and amortize as compensation expense that estimated value on a pro rata basis over the service period.

Required Vote and Board Recommendation

         The affirmative vote of the holders of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required to approve the amendment of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT OF THE 2005 EQUITY INCENTIVE PLAN TO AUTHORIZE AN ADDITIONAL 20 MILLION SHARES FOR ISSUANCE UNDER THE PLAN.

                                   PROPOSAL 4:
                                   -----------

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         Our Board of Directors has selected PMB Helin Donovan, LLP as our principal accountant for the fiscal year ending September 30, 2008 and has further directed that management submit the selection of the principal accountant for ratification by the stockholders at the annual meeting. The audit committee recommended the appointment of PMB Helin Donovan, LLP to our Board of Directors. PMB Helin Donovan, LLP has acted as our principal accountant starting with fiscal year 2005.

Fees

         (1) Audit Fees. The aggregate fees billed to us for the years ended September 30, 2007 and September 30, 2006 for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-KSB were $61,250 and $49,335, respectively.

         (2) Audit-Related Fees. There were $59,262 and $61,072 of fees billed to us for the years ended September 30, 2007 and September 30, 2006 respectively, for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Item (1) above.

         (3) Tax Fees. The aggregate fees billed to us for the years ended September 30, 2007 and September 30, 2006 for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning were $28,628 and $17,450, respectively.

         (4) All Other Fees. There were no other fees billed to us for the years ended September 30, 2007 and September 30, 2006 for products and services provided by our principal accountant, other than the services reported in Items
(1) through (3) above.

         Our audit committee pre-approves all auditing and tax services to be provided by our principal accountant on an annual basis prior to entering into an engagement with our principal accountant for such services. All other non-audit services, if any, must be pre-approved by our audit committee on a case by case basis. All services described in Items (1) through (4) above for the fiscal year ended September 30, 2007, were pre-approved by our audit committee.

         All of the hours expended on our principal accountant's engagement to audit our financial statements for the fiscal year ended September 30, 2007 were attributed to work performed by our principal accountant's full time, permanent employees.

General

         Representatives of PMB Helin Donovan, LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting of Stockholders is required to ratify the selection of our independent auditors. Stockholder ratification of the selection of PMB Helin Donovan, LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of PMB Helin Donovan, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of IntraOp and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF PMB HELIN DONOVAN, LLP AS OUR INDEPENDENT AUDITORS.

                        EXECUTIVE OFFICERS AND DIRECTORS

         The following table gives certain information about our executive officers and key personnel as of February 29, 2008:

         Name                      Age       Position
         ----                      ---       --------

         John Powers               46        Chief Executive Officer and
                                             Director

         Richard A. Belford        56        Vice President, Quality Assurance,
                                             Regulatory Affairs

         Donald A. Goer, Ph.D.     65        Chief Scientist

         Scott Mestman             48        Vice President, Sales and Marketing

         Richard Simon             60        Vice President of Operations

         Howard Solovei            46        Chief Financial Officer, Secretary

         Director Allan C. Martin resigned his position on November 10, 2006. Dr. Theodore Phillips resigned his positions as secretary and director on August 17, 2007. Mr. John Matheu resigned his position as director on August 17, 2007. Donald A. Goer resigned his positions as director, chairman, chief executive officer and president on August 17, 2007.

         John P. Powers has served as Chief Executive Officer and a director since August 2007. Prior to joining IntraOp, from February 2007 to August 2007, Mr. Powers served as President of John P. Powers & Associates, a professional services company focused on product placement and positioning, contract negotiations, consultation, and training for sales and program management. As the former Chief Executive Officer of VelociTel, Inc., from March 2002 to August 2005, and most recently Vice President and General Manager of metroPCS, Los Angeles from August 2005 to February 2007, Mr. Powers has led wireless expansion for the past 22 years. He began his career in wireless at Motorola in May 1994, as the cellular technology began its breakthrough and where he held the position of Senior Director of Operations and Worldwide Ancillary Service before joining Crown Castle International in January 1999, as Vice President of Business Development and Marketing. Mr. Powers has a B.S. degree in marketing from the University of Illinois in Champaign-Urbana.

         Richard A. Belford, Vice President, Quality Assurance, Regulatory Affairs. Mr. Belford joined Intraop Medical, Inc. in August 1998, and has over 30 years of quality assurance and regulatory affairs experience within the medical device industry. For the past eight years, he had served as IntraOp's Director of Quality Assurance and Regulatory Affairs. In his current capacity, he has increased responsibility for overseeing all aspects of IntraOp's quality programs and worldwide regulatory compliance. IntraOp is certified to the ISO 13485:2003 standard for medical device manufacturing and maintains 510(k) FDA approval for the Mobetron in the U.S., CE Mark in Europe, JIS in Japan, and SDA in China. He has successfully implemented an ISO 9001/EN 46001 certified program at IntraOp which enabled IntraOp to originally obtain its Certificate for CE Marking for international exports. Mr. Belford is also program manager for Japan licensing and JIS testing, and for all other foreign country registrations. He received his B.A. degree in electronics, with a minor in business administration from University of California, San Francisco in 1973, and has had extensive quality and regulatory assurance training, as a member of the American Society for Quality and the Regulatory Affairs Professional Society.

         Donald A. Goer, Ph.D., Chief Scientist. Dr. Goer is a co-founder of Intraop Medical, Inc., the predecessor company to IntraOp Medical Corporation, in 1993, where he served as Chief Executive Officer, President and a director until its merger into IntraOp in February 2005. From February 2005 until August 2007, Dr. Goer served as Chief Executive Officer, President and a director of IntraOp before assuming his current role as Chief Scientist. He is a recognized expert on linear accelerator technology and is the author of a number of articles on the subject, including the chapter on radiation therapy linear accelerators for the Encyclopedia of Medical Devices and Instrumentation. After post-doctoral study in metallurgical engineering, Dr. Goer joined Varian Associates. Dr. Goer has seventeen years experience in the sales, marketing and product development of linear accelerators. From 1977 through 1985, Dr. Goer was responsible for the product development of Varian's cancer therapy equipment. Five new cancer treatment units were successfully introduced to the market during this period, resulting in the sale of more than 700 treatment systems. Between 1985 and 1990, Dr. Goer was responsible for market development and strategic planning at Varian. Dr. Goer's last position at Varian was Manager of Sales Operations with principal responsibilities in the international market. In 1991, Dr. Goer joined Schonberg Research Corporation as President. In 1991, Dr. Goer assisted in founding Accuray Incorporated, a medical company providing dedicated accelerators for radiosurgery. The accelerator guide, a key component of the Mobetron, is manufactured by Accuray Incorporated. Dr. Goer received his Ph.D. in physics from The Ohio State University in 1973.

         Scott Mestman, Vice President, Sales and Marketing. Mr. Mestman was hired as IntraOp's Vice President - Sales and Marketing, in September, 2005. Mr. Mestman has over 24 years of experience in radiation therapy. Prior to joining IntraOp, he most recently served as Vice President, Corporate Development for Vantage Oncology, a venture capital funded developer, owner and operator of freestanding radiation therapy centers, a position he held from January 2004 to August 2005. From March, 2002 to December, 2003, Mr. Mestman was Vice President, Sales Strategy and Development at Siemens Medical Solutions where he acted as a key advisor to executive management for business strategy and direction. He began his 20 year career at Varian Medical Systems as a human factors and design engineer, where he was employed from 1981 to February, 2002. While at Varian, he held positions in engineering, marketing, sales, sales management, national accounts, business development and mergers and acquisitions. He also spearheaded the development of the $100 million "See and Treat" Cancer Care business in partnership with General Electric Medical Systems. Mr. Mestman has a B.S. degree in biomedical engineering from the University of Rochester and has completed graduate course work at Stanford University and the University of Santa Clara.

         Richard Simon, Vice President of Operations. Mr. Simon was hired as IntraOp's Vice President of Operations in November 1997. Mr. Simon has had an extensive career in the engineering, service and manufacturing of medical equipment, including twenty years in engineering positions with the medical division of Varian Associates. For ten years, Mr. Simon served as the engineer and project manager for the C Series linacs for Varian, developing and shipping more than 450 linear accelerators during this period. He was the project manager for the VARiS oncology information system from Varian, with more than 100 systems shipped. Mr. Simon received professional training in electrical engineering, project management and attended Youngstown State University.

         Howard Solovei, Chief Financial Officer, Secretary. Mr. Solovei joined IntraOp in August 2002 as a consultant, and was appointed our Chief Financial Officer in January 2003. Prior to that, Mr. Solovei served as the Chief Financial Officer of Phoenix Leasing Inc., where he gained 14 years experience in leasing and equipment finance from June 1984 to April 2000. At Phoenix, Mr. Solovei was responsible for the management of nearly $1 billion of leased assets, $600 million of bank agreements for the company's 30+ partnerships and corporate entities as well as securitized debt offerings of $280 million. Mr. Solovei was also responsible for projections and strategic and tactical planning for the company and its public limited partnerships. Mr. Solovei holds a B.S. degree in business administration from the University of California, Berkeley.

CORPORATE GOVERNANCE

Board of Directors

         Our Board of Directors currently consists of seven directors, as described in "Proposal 1: Election of Directors." The Board believes that there should be a majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The current Board members include six independent directors and one member who is an officer of IntraOp.

         Each of our directors, other than Mr. Powers, qualify as "independent" in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of IntraOp and has not engaged in various types of business dealings with IntraOp. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and IntraOp with regard to each director's business and personal activities as they may relate to IntraOp and IntraOp's management.

         The primary responsibilities of the Board are oversight, counseling and direction to IntraOp's management in the long-term interests of IntraOp and its stockholders. The Board and its committees meet throughout the year on a periodic basis, and also hold annual meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board. Board members have access to all IntraOp employees outside of Board meetings.

         During the fiscal year ending September 30, 2007, there were eight meetings of the board of directors. During their terms of service, each board member attended all of the meetings of the board of directors and meetings of all of the committees of the board of directors on which he served other than Mr. John Matheu and Dr. Theodore Phillips who each missed one meeting of the board of directors.

Communications from Stockholders to the Board of Directors

         The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary. Stockholders can send communications by fax to (408) 636-0022 or by mail to Corporate Secretary, IntraOp Medical Corporation, 570 Del Rey Avenue, Sunnyvale, CA 94085. This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere in IntraOp for review and possible response.

Nominating and Governance Committee

         The Nominating and Governance Committee was established on April 6, 2005. The Nominating and Governance Committee is composed of three members and operates under a written charter adopted by the Board of Directors. The current members of the Nominating and Governance Committee as of August 17, 2007 are Oliver Janssen, John Powers and Michael Friebe. The members of the Nominating and Governance Committee during fiscal 2006 and until August 2007 were Donald A. Goer, Michael Friebe and John P. Matheu. All current members of the Nominating and Governance Committee, except for Mr. Powers, are "independent," as defined by IntraOp policy and NASDAQ listing standards. A copy of the Nominating and Governance Committee charter was attached to the proxy statement for our 2006 annual meeting of stockholders. The Nominating and Governance Committee makes recommendations to the Board regarding the size and composition of the Board and recommends corporate governance principles, codes of conduct and compliance mechanisms applicable to IntraOp. The Nominating and Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes numerous factors such as understanding of and achievements in manufacturing, technology, finance and marketing. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. The Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. The Nominating and Governance Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board. The Nominating and Governance Committee did not meet during the fiscal year ended September 30, 2007.

         Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by our management employees. In fiscal 2007, IntraOp did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider candidates proposed by stockholders. The Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee's consideration should submit the candidate's name and qualifications to the Corporate Secretary by fax to (408) 636-0022 or by mail to Corporate Secretary, IntraOp Medical Corporation, 570 Del Rey Avenue, Sunnyvale, California 94085.

Selection of Nominees for the Board of Directors

         The Board of Directors considers candidates for Board membership suggested by its members as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate.

         Once the Board has identified a prospective nominee, it considers such relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more independent members of the Board and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the majority of the independent members make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of such independent members.

Compensation Committee

         The Compensation Committee was established on April 6, 2005. The current members of the Compensation Committee as of August 17, 2007 are Michael Friebe, Oliver Janssen, and Rawleigh Ralls, none of whom is an employee of IntraOp. The members of the Compensation Committee during fiscal 2006 and until August 17, 2007 were John P. Matheu, Theodore L. Phillips and Paul J. Crowe, until his resignation on September 5, 2006. The Compensation Committee makes recommendations with respect to compensation of executive officers and granting of stock options and stock awards. A copy of the Compensation Committee charter was attached to the proxy statement for our 2006 annual meeting of stockholders. The Compensation Committee did not meet during the fiscal year ended September 30, 2007.

Audit Committee

         The Audit Committee was established on April 6, 2005, and its members were appointed on August 8, 2005. The Audit Committee is composed of three members and operates under a written charter adopted by the Board of Directors. A copy of the Audit Compensation charter was attached to the proxy statement for our 2006 annual meeting of stockholders. The responsibilities of the Audit Committee are contained in the Audit Committee charter. The current members of the Audit Committee as of August 17, 2007 are Keith Jacobsen, Steve Kessler, and Rawleigh Ralls. The members of the Audit Committee during fiscal 2006 and until August 17, 2007 were Paul J. Crowe, until his resignation on September 5, 2006, Keith Jacobsen and Stephen L. Kessler. All current members of the Audit Committee are "independent," as defined by IntraOp policy and NASDAQ listing standards. The Board has also determined that there is no Audit Committee financial expert serving on the Audit Committee. Although the current members of the audit committee do not meet all of the criteria of a financial expert under SEC rules, the Board of Directors believes that the current members of the Audit Committee possess sufficient financial knowledge and experience relative to the financial complexity of IntraOp's financial statements to adequately carry out their duties under the Audit Committee charter. The Audit Committee met four times during the fiscal year ended September 30, 2007.

Code of Ethics

         We have adopted a code of personal and business conduct and ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The code of personal and business conduct and ethics is filed as an exhibit to our Annual Report on Form 10-KSB.

                             EXECUTIVE COMPENSATION

         The following table provides information concerning the compensation received for services rendered to IntraOp Medical Corporation in all capacities during the year ended September 30, 2007, by our chief executive officer and the two other most highly compensated executive officers or key employees whose compensation exceeded $100,000 for the fiscal year ended September 30, 2007.

                                               Summary Compensation Table


                                                                     Nonequity
                                                                     incentive     Nonqualified
   Name and                                 Stock       Option         plan          deferred         All other
  principal             Salary    Bonus     awards      awards     compensation    compensation     compensation
   position      Year     ($)       ($)       ($)       ($)(5)          ($)        earnings ($)          ($)        Total ($)

John Powers,      2007         0         0         0          0              0                0                0           0
Chief
Executive
Officer (1)

Donald A.         2007   184,040         0         0          0              0                0                0     184,040
Goer, Chief
Scientist (2)     2006   184,112         0    21,027          0              0                0                0     205,139

Scott J.          2007   254,550         0         0          0              0                0                0     254,550
Mestman, Vice
President,        2006   135,519         0         0     52,568              0                0                0     188,087
Worldwide
Sales and
Marketing (3)

Howard            2007   166,126         0         0          0              0                0                0     166,126
Solovei,
Chief             2006   163,823         0         0     35,210              0                0                0     199,033
Financial
Officer and
Secretary (4)

(1) Mr. Powers received no compensation during the periods shown. Although appointed as our Chief Executive Officer on August 22, 2007, we did not enter into an employment agreement with Mr. Powers until November 19, 2007. Pursuant to the employment agreement, Mr. Powers will be an "at will" employee of IntraOp and will receive a base salary of $185,000 per year, incentive bonus compensation of up to 100% of base salary upon attainment of goals agreed to by Mr. Powers and our Board of Directors, an annual salary increase of not less than 5% or the percent change in the CPI, a stock option exercisable for 18,330,000 shares of IntraOp common stock, which was awarded on November 23, 2007, six months severance for termination without cause, four weeks paid vacation, other standard benefits offered to our executive officers and a signing bonus of $64,000.

(2) Dr. Goer resigned his position as President and Chief Executive Officer and assumed the role of Chief Scientist on August 22, 2007. In December 2005, Dr. Goer received options for 40,000 shares of our common stock under our 2005 Equity Incentive Plan with an exercise price of $0.58 per share and vesting 3/36th upon issuance and then ratably monthly over 33 months.

(3) Mr. Mestman joined IntraOp in May 2005. In December 2005, Mr. Mestman received options for 100,000 shares of our common stock under our 2005 Equity Incentive Plan with an exercise price of $0.58 per share and vesting 3/36th upon issue and then ratably monthly over 33 months.

(4) In December 2005, Mr. Solovei received options for 50,000 shares of our common stock under our 2005 Equity Incentive Plan with an exercise price of $0.58 per share and vesting 3/36th upon issue and then ratably monthly over 33 months. In May 2006, Mr. Solovei received options for 20,000 shares of our common stock under our 2005 Equity Incentive Plan with an exercise price of $0.58 per share and which vested 100% on July 31, 2006.

(5) The fair value of options granted were estimated at the date of grant using the Black-Scholes model with the following weighted average assumptions:

                                                       Year ended
                                                   September 30, 2007
                                               --------------------------

           Expected term (in years)                     4 to 5.1
           Risk-free interest rate                   4.41% to 4.99%
           Expected volatility                     103.37% to 131.35%
           Expected dividend yield                         0%

The expected term of stock options represents the weighted-average period the stock options are expected to remain outstanding. The expected term is based on the observed and expected time to post-vesting exercise.

The following table sets forth information concerning unexercised options, stock that has not yet vested and equity incentive awards for each named executive officer outstanding as of September 30, 2007:

                                    Outstanding Equity Awards at Fiscal Year-End

                                             Option Awards                                          Stock Awards

                                                                                                                     Equity
                                                                                                                     incentive
                                                                                               Market    Equity      plan
                                                                                               value     incentive   awards:
                                                                                               of        plan        Market or
                                              Equity                                           shares    awards:     payout
                                              incentive                             Number     of        Number of   value of
                                              plan                                  of         units     unearned    unearned
                   Number of                  awards:                               shares     of        shares,     shares,
                   securities   Number of     Number of                             or units   stock     units or    units or
                   underlying   securities    securities                            of stock   that      other       others
                   unexercised  underlying    underlying                            that       have      rights      rights
                   options      unexercised   unexercised  Option     Option        have not   not       that have   that have
                   (#)          options (#)   unearned     exercise   expiration    vested     vested    not         not
Name               exercisable  unexercisable options (#)  price ($)  date          (#)        ($)       vested (#)  vested ($)

John Powers                  0             0            0         --           n/a         0         0           0           0

Donald A. Goer         300,000             0            0       0.55    12/11/2007         0         0           0           0
                        50,000             0            0       0.88     6/22/2010         0         0           0           0
                        25,000             0            0       0.88       4/26/11         0         0           0           0
                        25,000             0            0       0.88     10/1/2011         0         0           0           0
                        20,000             0            0       0.88     10/1/2012         0         0           0           0
                        15,000             0            0      1.375     9/30/2013         0         0           0           0
                        15,000             0            0      1.375     9/30/2014         0         0           0           0
                        26,667        13,333            0       0.58     12/7/2015         0         0           0           0
                                         (1)

Scott J. Mestman        66,667        33,333            0       0.58     12/7/2015         0         0           0           0
                                         (1)

Howard Solovei         175,000             0            0       0.80      1/1/2013         0         0           0           0
                         5,000             0            0       1.25     9/30/2013         0         0           0           0
                        10,000             0            0       1.25     9/30/2014         0         0           0           0
                        33,333        16,667            0       0.58     12/7/2015         0         0           0           0
                                         (1)
                        20,000             0            0       0.54      2/6/2016         0         0           0           0

(1) These options vest ratably monthly until fully vested on November 7, 2008.

         Our directors who are employees of IntraOp do not receive any additional consideration for serving on our Board of Directors. The following table sets forth information concerning compensation paid to our non-employee directors during fiscal year 2007:

                                                   Director Compensation


                         Fees                                        Non-equity       Nonqualified
                       earned or                                   incentive plan       deferred        All other
                       paid in        Stock       Option awards     compensation      compensation     compensation
        Name            cash ($)    awards ($)         ($)               ($)          earnings ($)         ($)         Total ($)

Oliver Janssen (1)        5,000             0                 0                0                                 0       5,000
                                                                                                 0
Michael Friebe,           7,000             0            10,801                0                 0               0      17,801
Ph.D. (2)

Keith Jacobsen (3)       11,000             0             8,909                0                 0               0      19,909

Stephen L. Kessler       11,000             0             8,909                0                 0               0      19,909
(4)

Greg Koonsman (5)         3,000             0                 0                0                 0               0       3,000

Rawleigh Ralls (6)        5,000             0                 0                0                 0               0       5,000

John Matheu (7)           5,500             0             8,909                0                 0               0      13,909

Theodore Phillips,        8,000             0             8,909                0                 0               0      16,909
M.D (8)

Allan C. Martin (9)           0             0                 0                0                 0               0           0

(1) Mr. Janssen was appointed as a director on August 22, 2007. As of September 30, 2007, he had no outstanding option or stock awards.

(2) As of September 30, 2007, Dr. Friebe had 82,500 outstanding options and no outstanding stock awards.

(3) As of September 30, 2007, Mr. Jacobsen had 67,500 outstanding options and no outstanding stock awards.

(4) As of September 30, 2007, Mr. Kessler had 52,500 outstanding options and no outstanding stock awards.

(5) Mr. Koonsman was appointed as a director on August 22, 2007. As of September 30, 2007, he had no outstanding option or stock awards.

(6) Mr. Ralls was appointed as a director on August 22, 2007. As of September 30, 2007, he had no outstanding option or stock awards.

(7) As of September 30, 2007, Mr. Matheu had 92,500 outstanding options and no outstanding stock awards. Mr. Matheu resigned as a director on August 17, 2007.

(8) As of September 30, 2007, Dr. Phillips had 92,500 outstanding options and no outstanding stock awards. Dr. Phillips resigned as a director on August 17, 2007.

(9) Mr. Martin resigned as a director on November 10, 2006. As of September 30, 2007, he had no outstanding option or stock awards.


Employment Agreements

         Mr. Powers has an employment agreement with IntraOp that provides that he will be an "at will" employee of IntraOp and will receive a base salary of $185,000 per year, incentive bonus compensation of up to 100% of base salary upon attainment of goals agreed to by Mr. Powers and our Board of Directors, an annual salary increase of not less than 5% or the percent change in the CPI, a stock option exercisable for 18,330,000 shares of IntraOp common stock which was awarded on November 23, 2007, six months severance for termination without cause, four weeks paid vacation, other standard benefits offered to our executive officers and a signing bonus of $64,000.

         Donald A. Goer, our Chief Scientist, has an employment agreement with IntraOp that currently provides for an annual salary of $184,000. In addition, Dr. Goer will receive a severance payment equal to one year's salary in the event IntraOp terminates his employment without cause. The agreement automatically renews for successive one-year periods unless either party gives prior written notice of termination at least 60 days prior to the end of the then current one-year term.

         Howard Solovei, our Chief Financial Officer, has an employment agreement with IntraOp that currently provides for an annual salary of $166,125. In addition, Mr. Solovei will receive a severance payment equal to (i) two weeks salary times the number of months Mr. Solovei has been employed by IntraOp, up to a maximum of twelve months' salary, if he is terminated by IntraOp without cause or (ii) in the event that Mr. Solovei is terminated without cause and there is a change of control of IntraOp prior to Mr. Solovei's termination or within four months following such a termination, twelve months' salary. The agreement automatically renews for successive one-year periods unless either party gives prior written notice of termination at least 60 days prior to the end of the then current one-year term.

Compensation Committee Interlocks and Insider Participation

         No member of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
                            AND DIRECTOR INDEPENDENCE

         During the two fiscal years ended September 30, 2007 and September 30, 2006 we entered into the following transactions with our directors, executive officers and/or beneficial owners of 5% or more of our common stock (or the members of the immediate family of such persons):

         In December 2005, Donald A. Goer, our Chief Scientist, converted a total of $260,000 of outstanding principal, plus accrued interest, of promissory notes into 431,034 shares our common stock. Between January and March 2007, Dr. Goer made additional loans in the amount of $233,571. The notes had an interest rate of between 8% and 9% per annum and included warrants to purchase 192,682 shares of our common stock at $0.28 per share. In August 2007, the exercise price of these warrants was subsequently reduced to $0.08 per share as part of the transactions contemplated by the common stock and warrant purchase agreement dated as of August 17, 2007 by and among IntraOp and the investors named therein and related agreements, or the August 2007 Agreements. Also in August 2007, as part of the August 2007 Agreements, he converted a total of $533,571 of outstanding principal, plus accrued interest, under those notes into warrants to purchase 6,669,632 shares of common stock with an exercise price of $0.00 per share. All of those warrants were exercised in October 2007. During the two fiscal years ended September 30, 2006 and September 30, 2007, we repaid $148,000 of principal and accrued interest on promissory notes held by Dr. Goer. The remaining notes have an interest rate of 9% per annum. As of September 30, 2007, promissory notes in the principal amount of $209,346, plus accrued interest thereon, remained outstanding and payable to Dr. Goer. These notes bear interest at 9% per annum.

         During January 2007 and April 2007, Scott Mestman, our Vice President, Worldwide Sales and Marketing, made unsecured loans to us in the aggregate principal amount of $275,000. The notes had an interest rate of between 8% and 10% per annum and included warrants to purchase 26,785 shares of common stock at $0.28 per share and warrants to purchase 125,000 shares of common stock at $0.40 per share. In August 2007, the exercise price of these warrants were subsequently reduced to $0.08 per share as part of the August 2007 Agreements. Also as part of the August 2007 Agreements, Mr. Mestman converted all principal and accrued interest under those notes, plus $4,300 of payables owed to him into warrants to purchase 3,491,250 shares of common stock with an exercise price of $0.00 per share. All of these warrants were exercised in October 2007.

         In January 2007, a firm controlled by Dr. Friebe, one of our directors, had made unsecured loans to us in the aggregate principal amount of $20,000. The notes had an interest rate of 8% and included warrants to purchase 21,428 shares of common stock at $0.28 per share. In August 2007, the exercise price of these warrants were subsequently reduced to $0.08 per share as part of the August 2007 Agreements. Also as part of the August 2007 agreements, Dr. Friebe converted a total of $20,000 of outstanding principal, plus accrued interest, under those notes, plus $20,000 of payables owed to companies controlled by Dr. Friebe into warrants to purchase 500,000 shares of common stock with an exercise price of $0.00 per share. All of these warrants were exercised in October 2007. The notes had an interest rate of 8% per annum, and as of September 30, 2007, no amounts remained outstanding. We also paid $169,432 of fees to two overseas firms controlled by Dr. Friebe for sales and marketing consulting in Europe.

         In August 2007, as part of the August 2007 Agreements, Oliver Janssen, our Chairman, made a contribution of $151,094 to purchase 1,564,675 shares of our common stock and warrants to purchase 4,957,777 shares of common stock with an exercise price of $0.00 per share. All of these warrants were exercised in October 2007. Also as part of the August 2007 Agreements, and per an agreement between Hultquist Capital, LLC, or Hultquist, a firm controlled by Mr. Janssen, and some of the new investors, we issued warrants to purchase 9,530,732 shares of common stock with an exercise price of $0.08 per share to Hultquist and reimbursed to those new investors, $75,547 of consulting fees charged to them by Hultquist.

         In August 2007, as part of the August 2007 Agreements, entities controlled by Rawleigh Ralls, a director, paid $2,704,574 for 28,007,674 shares of our common stock and warrants to purchase 88,744,200 shares of common stock with an exercise price of $0.00 per share. All of these warrants were exercised in October 2007.

         In August 2007, as part of the August 2007 Agreements, firms controlled by Greg Koonsman, a director, paid $423,062 for 4,381,088 shares of our common stock and warrants to purchase 13,881,775 shares of common stock with an exercise price of $0.00 per share. All of these warrants were exercised in October 2007.

         We reviewed the independence of the Board of Directors and considered any transaction between each director or any member of his or her family and us. As a result of this review, the Board of Directors has determined that each of the members of the Board of Directors is independent under the NASDAQ Rule 4200 definition of "independence," except for John Powers. Mr. Powers is not considered independent because of his current employment as the chief executive officer of IntraOp.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of IntraOp. Officers, directors and greater than 10% stockholders are required by the SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

         To our knowledge, except as described below, and based solely on a review of the copies of such reports and amendments thereto furnished to us and written representations from the reporting persons that no other reports were required during the fiscal year ended September 30, 2007, we believe that all
Section 16(a) filing requirements applicable to the officers, directors and greater than 10% beneficial owners of IntraOp were complied with during the fiscal year ended September 30, 2007.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

         The following table contains information regarding the actual beneficial ownership of our outstanding common stock as of February 29, 2008, for:

         o each person or group that we know beneficially owns more than 5% of our common stock;

         o        each of our directors;

         o        our chief executive officer;

         o the other executive officers whose compensation exceeded $100,000 in fiscal 2007; and

         o        all of our directors and executive officers as a group.

         Percentage of beneficial ownership is based on shares of common stock outstanding as of February 29, 2008, together with warrants, options, and convertible securities that are exercisable within 60 days of February 29, 2008, for each stockholder. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated, the address of each beneficial owner listed below is the address of our principal offices.

                                                      Amount and Nature of    Percentage of Shares
                                                   Beneficial Ownership as         of Common Stock
                                                      of February 29, 2008             Outstanding
        -------------------------------------------------------------------------------------------
         Richard A. Belford (1) (2)                                216,947                   0.06%
         Michael Friebe (1) (2)                                    827,890                   0.23%
         Donald A. Goer (1) (2)                                  8,792,443                   2.39%
         Keith A. Jacobsen  (1) (2)                                935,705                   0.25%
         Oliver Janssen (2) (3)                                 16,664,515                   4.42%
         Stephen J. Kessler (1) (2)                                298,249                   0.08%
         Greg Koonsman (4)                                      21,403,160                   5.83%
         Scott J. Mestman (1) (2)                                4,194,550                   1.14%
         John P. Powers (1) (2)                                  2,291,250                   0.62%
         Rawleigh H. Ralls IV (5)                                        -                   0.00%
         Richard A. Simon (1) (2)                                  284,074                   0.08%
         Howard Solovei (1) (2)                                  1,717,546                   0.47%
        -------------------------------------------------------------------------------------------
         Officers and directors as a group                      57,626,329                  15.57%

         Others
        -------------------------------------------------------------------------------------------
         VMG Holdings II, LLC (4)                               21,403,160                   5.83%
         Lacuna Venture Fund LLLP (5)                           71,275,317                  19.40%
         Lacuna Hedge Fund LLLP (5)                             56,356,875                  15.34%
         Lacuna Ventures GP LLLP (5)                            71,275,317                  19.40%
         Lacuna Hedge GP LLLP (5)                               56,356,875                  15.34%
         Lacuna LLC (5)                                        127,632,192                  34.74%
         Ellerphund Ventures, II L.P. (6)                       23,901,619                   6.51%
         Ellerphund Capital II, LLC (6)                         23,901,619                   6.51%

(1) Address: c/o IntraOp Medical Corporation, 570 Del Rey Avenue, Sunnyvale, California 94085.

(2) Number of shares of common stock beneficially owned as of February 29, 2008 includes the following option and warrant grants that are exercisable within 60 days of February 29, 2008:

                                                Warrants           Options
        -------------------------------------------------------------------
         Richard A. Belford                            -           116,947
         Michael Friebe                           21,428           260,462
         Donald A. Goer                          196,682           536,772
         Keith A. Jacobsen                             -           213,105
         Oliver Janssen                        9,530,732                 -
         Stephen J. Kessler                            -           165,749
         Scott J. Mestman                        151,785           158,015
         John P. Powers                                -         2,291,250
         Richard A. Simon                              -           271,574
         Howard Solovei                           12,500         1,199,046
        -------------------------------------------------------------------
         Officers and directors as a group     9,913,127         5,212,920

(3) Represents 7,133,783 shares directly held by Oliver Janssen and 9,530,732 shares directly held by Hultquist Capital, LLC ("Hultquist"). Oliver Janssen is a member and managing director of Hultquist and may be deemed to have shared voting power to vote, or direct the vote of, and to dispose or direct the disposition of, the securities held by Hultquist. Mr. Janssen disclaims beneficial ownership of the share directly held by Hultquist, except to the extent of his pecuniary interest therein.

(4) Represents shares directly held by VMG Holdings II, LLC ("VMG Holdings"). Gregory Koonsman is the sole manager of VMG Holdings and may be deemed to have voting power to vote, or direct the vote of, and to dispose or direct the disposition of, the securities held by VMG Holdings. Mr. Koonsman disclaims beneficial ownership of the shares directly held by VMG Holdings, except to the extent of his pecuniary interest therein. The address for VMG Holdings is 13155 Noel Road, Suite 2400, Dallas, Texas 75240.

(5) Represents shares directly held by Lacuna Venture Fund LLLP and Lacuna Hedge Fund LLLP. Lacuna Ventures GP LLLP is the general partner of Lacuna Venture Fund LLLP, Lacuna Hedge GP LLLP is the general partner of Lacuna Hedge LLLP and Lacuna, LLC is the general partner of Lacuna Ventures GP LLLP and Lacuna Hedge GP LLLP (together, the "Lacuna Entities"). Rawleigh Rawls is a member and managing director of Lacuna, LLC. Lacuna Ventures GP LLP, Lacuna Hedge GP LLP and Lacuna, LLC own no shares directly, but may be deemed to have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the shares. Mr. Rawls does not own any of the shares directly and disclaims beneficial ownership of the shares directly held by the Lacuna Entities. The address for the Lacuna Entities is 1100 Spruce Street, Suite 202, Boulder, Colorado 80302.

(6) Ellerphund Capital II, LLC serves as the sole general partner of Ellerphund Ventures II, L.P. (together, the "Ellerphund Entities"). Ellerphund Capital II, LLC does not directly own any securities of IntraOp. Ellerphund Capital II, LLC and Ellerphund Ventures II, L.P. may be deemed to have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the shares held by Ellerphund Ventures II, L.P. but disclaim beneficial ownership except to the extent of their pecuniary interest therein. The address for the Ellerphund Entities is 2612 Hibernia Street, Dallas, Texas 75201.



                      EQUITY COMPENSATION PLAN INFORMATION

         The following table summarizes compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of September 30, 2007:

                                                                                                  Number of securities
                                                                                                   remaining available
                                                    Number of                                      for future issuance
                                                 securities to be                                     under equity
                                                   issued upon             Weighted-average         compensation plans
                                                   exercise of              exercise price        (excluding securities
                                                   outstanding              of outstanding            reflected in
                                                     options                    options                column (a))
                                                       (a)                        (b)                      (c)
                                              ----------------------    ----------------------    ----------------------
Equity compensation plans                           1,840,500                    $0.68                   1,756,500
approved by security holders

Equity compensation plans not                           0                         $0                         0
approved by security holders
                                                -------------------     ------------------     ------------------------
Total:                                              1,840,500                    $0.68                   1,756,500

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

         The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of IntraOp.

         The Audit Committee charter, adopted by the Board of Directors on April 6, 2005, sets out the responsibilities, authority and specific duties of the audit committee. A copy of the Audit Committee charter was attached to the proxy statement for our 2006 annual meeting of stockholders.

         Pursuant to the charter, the Audit Committee has the following responsibilities:

         o Monitor the preparation of quarterly and annual financial reports;

         o Review the adequacy of internal control systems and financial reporting procedures with management and independent auditors;

         o        Appoint or replace the independent auditor; and

         o Review the general scope of the annual audit and the fees charged by the independent auditors.

         In discharging its oversight responsibility the Audit Committee has met and held discussions with management and PMB Helin Donovan, LLP, the independent auditors for IntraOp for the fiscal year ended September 30, 2007. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with PMB Helin Donovan, LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended or modified.

         The Audit Committee also obtained from PMB Helin Donovan, LLP a formal written statement describing all relationships between IntraOp and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with PMB Helin Donovan, LLP any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the independence of PMB Helin Donovan, LLP for the fiscal year ended September 30, 2007.

         Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of our audited consolidated financial statements on Form 10-KSB for the fiscal year ended September 30, 2007 in our Annual Report for filing with the Securities and Exchange Commission.

         Management is responsible for IntraOp's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. IntraOp's' independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. Other than Donald A. Goer, who serves as IntraOp's Chief Executive Officer and President, we are not employees of IntraOp and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on IntraOp's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that IntraOp's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our company's financial statement has been carried out in accordance with generally accepted auditing standards or that our company's independent registered public accounting firm are in fact "independent."

Respectfully submitted by the members of the Audit Committee of the Board of
Directors:

                                 AUDIT COMMITTEE

                                 Keith Jacobsen
                               Stephen J. Kessler
                                 Rawleigh Ralls

                                  OTHER MATTERS

Information About Stockholder Proposals
---------------------------------------

         If you wish to submit a proposal to be included in our proxy statement for consideration at our 2009 annual meeting, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and proxy materials, we must receive your proposal no later than November 30, 2008.

         If you intend to present a proposal at our 2009 annual meeting, but you do not intend to have it included in our 2009 proxy statement, your proposal must be delivered to the Secretary of IntraOp no later than February 13, 2009.

         You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Householding of Proxy Materials
-------------------------------

         The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

         This year, a number of brokers with account holders who are IntraOp stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

Other Business
--------------

         The Board of Directors does not intend to bring any other business before the meeting and, to the knowledge of the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.

Annual Report
-------------

         Together with this proxy statement, we have distributed to each of our stockholders our Annual Report on Form 10-KSB for the year ended September 30, 2007, which includes the consolidated financial statements of IntraOp and its subsidiaries. If you have not received a copy of our Form 10-KSB for the year ended September 30, 2007 we will send you a copy, without charge, upon written request to our Corporate Secretary at the address below.

         The Annual Report on Form 10-KSB includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing the exhibits will be your responsibility. Please write to:

                               Corporate Secretary
                           IntraOp Medical Corporation
                               570 Del Rey Avenue
                           Sunnyvale, California 94085

         In addition, the Securities and Exchange Commission maintains an internet site at http://www/sec.gov that contains information filed with them.

         You should rely only on the information contained in this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March 31, 2008. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and neither the mailing of this document creates any implication to the contrary.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               /s/ Howard Solovei
                               ------------------
                               Howard Solovei, Secretary and Chief Financial Officer
                               IntraOp Medical Corporation



Dated: March 31, 2008
       Sunnyvale, California

                                                                      APPENDIX A

                 Text of Amendment to Articles of Incorporation

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)


1.       Name of corporation: IntraOp Medical Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article IV is hereby amended to read as follows:

         "The corporation is authorized to issue only one class of shares which shall be designated "Common Stock," $0.001 par value per share. The total number of shares which the corporation is authorized to issue is one hundred million (100,000,000).

         Upon the filing and effectiveness (the "Effective Time") of this Amendment to Articles of Incorporation, each 20 issued and outstanding shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically, and without any action on the part of the respective holders thereof, combined, reclassified and changed into one share of Common Stock of the corporation; provided, however, in lieu of any fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of Common Stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to the closing price of the Common Stock on The OTC Bulletin Board on the four (4) trading days preceding the Effective Time multiplied by such fraction."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ________________________.

4.       Effective date of filing (optional): __________________________________

5.       Officer Signature (Required): _________________________________________

                                                                      APPENDIX B

                           2005 Equity Incentive Plan
                           --------------------------

                           INTRAOP MEDICAL CORPORATION
                           2005 EQUITY INCENTIVE PLAN

                 Board of Directors Approval: November 19, 2007
                     Stockholder Approval: ________________

         1. Purposes of the Plan. The purposes of the 2005 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee.

         2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

               (a) "Affiliate" shall mean any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

               (b)   "Board" shall mean the Board of Directors of the Company.

               (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (d)   "Common Stock" shall mean the Common Stock of the Company.

               (e) "Company" shall mean IntraOp Medical Corporation, a Nevada corporation, or any successor thereto.

               (f) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.

               (g) "Consultant" shall mean any consultant, independent contractor or other person who provides significant services to the Company or any Subsidiary, but who is neither an Employee nor a Director.

               (h) "Director" shall mean a member of the Board of Directors of the Company.

               (i) "Employee" shall mean any person, including officers (whether or not they are directors) , employed by the Company or any Affiliate.

               (j) "Fair Market Value" shall mean the price for the Shares determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

               (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (l) "Incentive Stock Option" shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the regulations promulgated thereunder.

               (m) "Nonstatutory Stock Option" shall mean an Option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

               (n) "Option" shall mean a stock option granted pursuant to the Plan.

               (o) "Option Agreement" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

               (p) "Optioned Shares" shall mean the Common Stock subject to an Option.

               (q) "Optionee" shall mean an Employee, Director or Consultant who receives an Option.

               (r) "Plan" shall mean this 2005 Equity Incentive Plan. The Plan was formerly named the Intraop Medical, Inc. 1995 Stock Option Plan.

               (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

               (t) "Share" shall mean a share of the Common Stock subject to an Option, as adjusted in accordance with Section 11 of the Plan.

               (u) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (v) "Termination of Service" shall mean (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a non-employee Director, a cessation of the Director's service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, disability, retirement or non-reelection to the Board.

         3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is forty five million six hundred fifty nine thousand six hundred sixty-four (45,659,664) Shares. The Shares may be authorized but unissued or reacquired shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares which were subject to the Option but as to which the Option was not exercised shall, unless the Plan shall have been terminated, became available for other Option grants under the Plan. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan and the number, class, and price of Shares subject to outstanding Options in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Options. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may have shall not be available for future grant under the Plan; provided, that if unvested Shares of Common Stock are repurchased by the Company at their original purchase price, and the original Shares purchaser did not receive any benefits of ownership of those Shares (other than voting rights), then those Shares shall become available for future grant under the Plan.

         4.    Administration of the Plan

               (a)   Procedure. The Plan shall be administered by the Board.
The Board may appoint a Committee consisting of not less than three (3) members of the Board to administer the Plan, subject to such terms and conditions as the Board may prescribe, once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.

               Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

               The Committee shall meet at such times and places and upon such notice as the Chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

               (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the Fair Market Value of the Common Stock; (ii) to determine the exercise price of options to be granted, the Employees, Directors and Consultants to whom and the time or times at which options shall be granted, and the number of shares to be represented by each option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) defer an exercise date of any Option (with the consent of the Optionee), subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

               (c) Acceleration of Vesting. In addition to its other powers, the Committee, in its discretion, has the right, but not the obligation, to accelerate unvested Options in connection with (i) any tender offer for a majority of the outstanding shares of Common Stock by any person or entity; (ii) any proposed sale or conveyance of all or substantially all of the property and assets of the Company; or (iii) any proposed consolidation or merger of the Company with or into any other corporation, unless the Company is the surviving corporation. In the case of such accelerated vesting, the Company shall give written notice to the holder of any Option that such Option may be exercised even though the Option or portion thereof would not otherwise have been exercisable had the foregoing event not occurred. In such event, the Company shall permit the holder of any Option to exercise during the time period specified in the Company's notice, which period shall not be less than ten days following the date of notice. Upon consummation of a tender offer or proposed sale, conveyance, consolidation or merger to which such notice shall relate, all rights under said Option which shall not have been so exercised shall terminate unless the agreement governing the transaction shall provide otherwise.

               (d) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons.

         5.    Eligibility

               (a) Persons Eligible for Options. Options under the Plan may be granted only to Employees, Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate Fair Market Value of the Shares subject to one or more Incentive Stock Options grants that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Subsidiaries) shall not exceed $100,000 (determined as of the grant date). Any options granted that exceed the foregoing limitation shall be deemed to be Nonstatutory Stock Options.

               (b) No Right to Continuing Employment. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Subsidiary) to terminate such employment or service at any time.

         6. Term of Plan. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 17 hereof), whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

         7. Term of Option. Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the date of grant. The term of the Option shall be set forth in the Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; provided that, no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliates shall be exercisable after the expiration of five (5) years from the date such Option is granted.

         8.    Exercise Price and Consideration

               (a) Exercise Price. Except as provided in subsection (b) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than: the Fair Market Value of such Shares on the date the Option is granted; provided that, in the case of any Optionee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate of the Company, the exercise price shall be not less than one hundred and ten percent (110%) of Fair Market Value of such Shares on the date the Option is granted.

               (b) Ten Percent Stockholders. No Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to one hundred and ten percent (110%) of the Fair Market Value of such Shares on the grant date.

               (c) Consideration. The consideration to be paid for the Optioned Shares shall be payment in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

         9.    Exercise of Option

               (a) Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Options granted under the Plan shall vest at a rate of at least twenty percent (20%) per year.

               (b) Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement evidencing the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company. An Option may not be exercised for fractional shares. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 12 of the Plan. The exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall be subject to compliance with all applicable requirements of Rule l6b promulgated under the Exchange Act.

               (c) Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his death, or was within the ninety (90)-day period immediately prior thereto, an Employee or Director, the Option may be exercised, at any time prior to the expiration of the Option period, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent such Option was exercisable at the time of the Optionee's death.

               (d) Disability of Optionee. In the event of the disability during the Option period of an Optionee who is at the time of such disability, or was within the ninety (90)-day period prior thereto, an Employee or Director, the Option may be exercised at any time within one (1) year following the date of disability, but only to the extent such Option was exercisable at the time of the termination of Optionee's status as an Employee or Director or the date on which Optionee first becomes disabled, whichever comes first, subject to the condition that no option shall be exercised after the expiration of the Option period.

               (e) Termination of Status as an Employee, Director or Consultant. If an Optionee shall cease to be an Employee or Director for any reason other than disability or death, or if an Optionee shall cease to be Consultant for any reason, the Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Committee, but no greater than ninety (90) days in the case of an Incentive Stock Option) after such Optionee's Termination of Service, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, subject to the condition that no option shall be exercisable after the expiration of the Option period.

               (f) Exercise of Option with Stock. The Committee may permit an Optionee to exercise an Option by delivering shares of the Company's Common Stock. If the Optionee is so permitted, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a Fair Market Value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option; and/or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option. Shares of the Company's Common Stock so delivered or withheld shall be valued at their Fair Market Value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee. Any balance of the exercise price shall be paid in cash. Any shares delivered or withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

               (g) Withholding Requirements. Prior to the delivery of any Shares, the Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Optionee's FICA obligation) required to be withheld.

               (h) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit an Optionee to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Optionee with respect to the Option on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

         10. Non-Transferability of Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

         11. Limited Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Option granted to an Optionee shall be available during his or her lifetime only to the Optionee.

         12. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Optioned Shares covered by each outstanding Option, and the per share exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

Unless otherwise determined by the Committee, upon the dissolution or liquidation of the Company, or upon the sale of substantially all of the assets of the Company, or upon any merger or consolidation of the Company if the Company is not the surviving corporation, the Options granted under the Plan shall terminate and thereupon become null and void. Each Optionee shall be given not less than ten (10) days notice of such event and the opportunity to exercise each outstanding option before such event is effected.

         13. Time of Granting Options. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination granting such option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

         14. Amendment and Termination of the Plan. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Exchange Act Rule 16b-3 or any NASDAQ or securities exchange listing requirements. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

         15. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         16. Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

         17. Effective Date of Plan. This Plan shall become effective when adopted by the Company's Board of Directors and shall be submitted to the Company's stockholders for approval.

         18. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF INTRAOP MEDICAL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           INTRAOP MEDICAL CORPORATION
      FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 23, 2008 AT 2:00 P.M.
      Company's offices at 570 Del Rey Avenue, Sunnyvale, California 94085

The signing stockholder hereby constitutes and appoints John Powers, Chief Executive Officer of Intraop Medical Corporation, and Howard Solovei, Chief Financial Officer of Intraop Medical Corporation, as proxies, with the power to appoint his substitute, and hereby authorizes each to represent and to vote as designated below, all shares of common stock of Intraop Medical Corporation held of record by the signing stockholder on March 7, 2008 at the annual meeting of stockholders to be held on April 23, 2008, or any adjournment thereof.

1. Election of Directors - The Board of Directors recommends a vote "FOR" all director nominees:

      TO VOTE FOR ALL NOMINEES                TO WITHHOLD VOTE FROM ALL NOMINEES
-----                                   -----

      (01) Oliver Janssen                     (05) Greg Koonsman
-----                                   -----

      (02) Michael Friebe, Ph. D.             (06) John Powers
-----                                   -----

      (03) Keith Jacobsen                     (07) Rawleigh Ralls
-----                                   -----

      (04) Stephen L. Kessler
-----

[ ]   FOR ALL EXCEPT

      To withhold a vote for a specific nominee, mark this box with an X and the numbered box to the left from the numbered list of nominees.


Proposals - The Board of Directors recommends a vote "FOR" proposals 2, 3 and 4

2. To approve an amendment of the Articles of Incorporation to authorize a one for twenty reverse stock split and to reduce the authorized number of shares of common stock from 500 million to 100 million:
                                               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN


3. To approve an amendment of the 2005 Equity Incentive Plan to authorize the issuance of an additional 20 million shares (prior to the reverse stock split) for issuance under the Plan:
                                               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN


4. To ratify the appointment of PMB Helin Donovan, LLP as auditors of the Company's financial statements for the fiscal year ending September 30, 2008:
                                               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN


                (Continued and to be signed on the reverse side)

LABEL BLOCK








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The signing stockholder hereby acknowledges receipt of the notice of annual meeting and proxy statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the annual meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

This proxy when properly executed will be voted in the manner directed herein by the signing stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.



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Signature                                            Date





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Signature                                            Date



Please sign as name(s) appears hereon. Give full title if you are signing for a corporation, partnership or other entity, or as an attorney, administrator, executor, guardian, trustee or in any other representative capacity.



                 (See reverse side for Elections and Proposals)